Exhibit 99.2

NEWS RELEASE

Gastar EXPLORATION EXTENDS MARKETING
PROCESS FOR RESTRUCTURING TRANSACTION PROPOSALS

HOUSTON, November 16, 2018 - Gastar Exploration Inc. (OTCQB: GSTC) (the “Company” or “Gastar”) announced today that it is extending its public marketing process for potential proposals to acquire the Company in conjunction with its court-supervised restructuring.  The Company encourages all-cash proposals that can be closed quickly, as described below.  As previously announced, the Company has commenced chapter 11 cases in the United States Bankruptcy Court for the Southern District of Texas and is seeking confirmation of a prepackaged plan of reorganization (the “Plan”).

The Company previously distributed a process letter seeking proposals and establishing a deadline of October 1, 2018 to submit proposals (the “Initial Bid Deadline”). As previously disclosed, the Company did not receive any actionable proposals by the Initial Bid Deadline.  The Company has determined to extend the deadline for the submission of proposals to December 17, 2018 (the “Extended Bid Deadline”).  The Company has distributed and publicly disclosed a process letter (the “Process Letter”) setting forth the instructions and procedures for the submission of qualifying proposals (each, a “Proposal”) in the extended marketing process.

As set forth in the Process Letter, Gastar strongly encourages Proposals that contemplate all‑cash consideration to acquire 100% of the ownership of the Company in a transaction that would close on or before the expected effective date of the Plan in early January.  Any Proposals predicated on restructuring or modifying Gastar’s existing capital structure or any Proposals to combine Gastar with another entity where some or all of the merger consideration is proposed to be equity in the combined company will very likely be rejected as not viable.

Any party interested in making a Proposal to the Company may do so at any time prior to the Extended Bid Deadline and should refer to the Process Letter or contact Michael A. Gerlich, Chief Financial Officer of the Company as provided below.

Other Information Regarding Reorganization Proceedings

Information related to the Company’s restructuring is available from the Company's claims and noticing agent, BMC Group, Inc., via the information call center at +1 (888) 909-0100 or on the Company’s restructuring website at www.bmcgroup.com/gastar.

This press release is not intended to be, and should not in any way be construed as, a solicitation of votes regarding the Plan.

CONTACTS:
Gastar Exploration Inc.
Michael A. Gerlich, Chief Financial Officer
713-739-1800 / mgerlich@gastar.com

Kirkland & Ellis LLP
Attention: Ross M. Kwasteniet, P.C.
John R. Luze
300 North LaSalle
Chicago, Illinois 60654
E-mail:ross.kwasteniet@kirkland.com
john.luze@kirkland.com

Opportune LLP
Attention:David Baggett
711 Louisiana, Suite 3100
Houston, Texas 77002
E-mail:dbaggett@opportune.com

About Gastar Exploration

Gastar Exploration Inc. is a pure play Mid-Continent independent energy company engaged in the exploration, development and production of oil, condensate, natural gas and natural gas liquids in the United States. Gastar’s principal business activities include the identification, acquisition, and subsequent exploration and development of oil and natural gas properties with an emphasis on unconventional reserves, such as shale resource plays. Gastar holds a concentrated acreage position in the normally pressured oil window of the STACK Play, an area of central Oklahoma which is home to multiple oil and natural gas-rich reservoirs including the Oswego limestone, Meramec and Osage bench formations within the Mississippi Lime, the Woodford shale and Hunton limestone formations. For more information, visit Gastar's website at www.gastar.com.

Forward Looking Statements

This news release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward looking statements express our current expectations, opinion, belief or forecasts of future events and performance.  A statement identified by the use of forward looking words including “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “will,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements.  Although Gastar believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release.  These include risks described in Gastar’s Annual Report on Form 10-K and other filings with the U.S. Securities and Exchange Commission (“SEC”), available at the SEC’s website at www.sec.gov.  By issuing forward looking statements based on current expectations, opinions, views or beliefs, Gastar has no obligation and, except as required by law, is not undertaking any obligation, to update or revise these statements or provide any other information relating to such statements.

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